UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on March 19, 2016, The Sherwin-Williams Company (“Sherwin-Williams”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Sherwin-Williams, Viking Merger Sub, Inc., a wholly owned subsidiary of Sherwin-Williams (“Merger Sub”), and The Valspar Corporation (“Valspar”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Valspar (the “Merger”).

Under Section 7.1(b) of the Merger Agreement, the Merger Agreement would have otherwise expired if the Merger had not occurred on or prior to 5:00 p.m. Eastern Time on March 21, 2017 (the “Original End Date”). On March 20, 2017, pursuant to Section 7.1(b) of the Merger Agreement, Sherwin-Williams and Valspar extended the Original End Date for a period of three months to June 21, 2017 (the “First Extended End Date”).

The completion of the Merger remains subject to customary conditions, including, without limitation, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of other required antitrust approvals. Subject to the satisfaction of these conditions, Sherwin-Williams expects to complete the Merger by the First Extended End Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

March 21, 2017	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and
Secretary

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